Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

EXELON GENERATION COMPANY, LLC

Offer to Exchange $500,000,000 5.35% Senior Notes due 2014

registered under the Securities Act of 1933 for

All Outstanding $500,000,000 5.35% Senior Notes due 2014

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON

                    , 2004, UNLESS EXTENDED (THE “EXPIRATION DATE”).

TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M.,

EASTERN TIME, ON THE EXPIRATION DATE

The Exchange Agent for the Exchange Offer is:

Wachovia Bank, National Association

For Information Call:

By Hand or Overnight Courier:	By Facsimile Transmission:	Confirm by Telephone:
Wachovia Bank, National Association	Wachovia Bank, National Association	Wachovia Bank, National Association
Exelon Generation Company, LLC.	Attention:	Attention:
Corporate Actions Department	( ) -	( ) -
1525 West W. T. Harris Blvd., 3C3
Charlotte, NC 28262
Attention:

This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (1) certificates for Exelon Generation Company, LLC’s outstanding unregistered $500,000,000 5.35% Senior Notes Due 2014 (the “Outstanding Notes”) are not immediately available, (2) Outstanding Notes, the Letter of Transmittal and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date (as defined above) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the Expiration Date. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the Exchange Agent, as set forth above, prior to the Expiration Date. See “The Exchange Offer—Procedures for Tendering Outstanding Notes” in the Prospectus (as defined below).

Transmission of this Notice of Guaranteed Delivery via facsimile to a number other than as set forth above or delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If an “eligible institution” is required to guarantee a signature on a Letter of Transmittal pursuant to the instructions therein, that signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Exelon Generation Company, LLC, a Pennsylvania limited liability company, upon the terms and subject to the conditions set forth in the prospectus dated                 , 2004 (as it may be amended or supplemented from time to time, the “Prospectus”) and the accompanying Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering Outstanding Notes—Guaranteed Delivery.”

Principal Amount of Outstanding Notes Tendered:*

$

Certificate Nos. (if available):

Total Principal Amount Represented by Certificate(s):

$

*	Must be in denominations of principal amount of $1,000 and any integral multiple thereof.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

X________________________	_____________________

X________________________	_____________________
Signature(s) of Owner or Authorized Signatory)	(Date)

Must be signed by the holder(s) of Outstanding Notes as their name(s) appear(s) on certificates for Outstanding Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, that person must set forth his, her or its full title below. If Outstanding Notes will be delivered by book-entry transfer to The Depository Trust Company (“DTC”), provide account number.

Please type or print name(s) and address(es)

Name(s):

Capacity:

Address:

Area Code and Telephone Number:

DTC Account Number:

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GUARANTEE OF DELIVERY

(This section must be completed; not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange, or a member of the National Association of Securities Dealers, or a commercial bank trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent, at its number or address set forth above, either the Outstanding Notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of those Outstanding Notes to the Exchange Agent’s account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof), or an agent’s message (as defined in the Prospectus), and any other documents required by the Letter of Transmittal prior to 5:00 p.m., Eastern Time, within three business days after the Expiration Date.

Name of Firm:

Address:

Telephone No.: (including area code)

Authorized Signature:

Name: (Please type or print)

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS.

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